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                                                                Exhibit 4.21


                                 RIBOGENE, INC.

                           INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (the "Agreement") is made as of the date set forth on the signature page hereof, by and among RiboGene Inc., a California corporation (the "Company"), and the undersigned, referred to collectively with certain of the Company's securityholders (the "Holders") including Paramount Capital, Inc. (the "Placement Agent").

                                    RECITALS

         A. The Company, concurrent with the effective date of this Agreement, is commencing a private offering (the "Unit Offering") of Units (the "Units"), each consisting of one share of Series F Preferred Stock (the "Series F Shares") and one Warrant (the "Class A Warrants") to purchase one share of Common Stock, no par value (the "Common Stock") of the Company.

         B. Pursuant to its services in connection with the Unit Offering and its services as a financial advisor to the Company, the Company will issue to the Placement Agent and/or its designees warrants (the "Placement and Advisory Warrants") for the purchase of (1) Series F Shares and (2) Class A Warrants.

         C. Two existing securityholders of the Company have elected to participate in the registration rights granted under this Agreement (the "Prior Securityholders").

         D. It is a condition to any closing of the Unit Offering that the Company grant to the purchasers and the Placement Agent and/or its designees the rights set forth in this Agreement.

         IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS HEREINAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

         1. Definitions. As used in this Agreement:

                  a. "1934 Act" means the Securities Exchange Act 1934, as amended.

                  b. "Act" means the Securities Act of 1933, as amended.

                  c. "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  d. The term "Registrable Securities" means:

                         (i) the shares of Common Stock issuable or issued upon conversion or exercise of (1) the Series F Shares, (2) the Class A Warrants, (3)
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                                    the Placement and Advisory Warrants,
                                    including without limitation, the shares of Common Stock issuable upon conversion of the Series F Shares issuable upon exercise of the Placement and Advisory Warrants, and (4) the Company securities held by the Prior Securityholders (provided that such Prior Securityholder delivers an executed signature page to this Agreement and becomes a party hereto);

                             (ii)   the Class A Warrants; and

                            (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the foregoing, excluding in all cases, however, any Registrable Securities, or Registrable Securities issuable upon the exercise of other securities, sold by a person in a transaction in which his or her rights under this Agreement are not assigned;

         provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
         (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(l) thereof, in either case, so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale and, provided further, that all Holders must deliver an executed version of this Agreement to be entitled to the rights set forth herein. Notwithstanding the foregoing, or any other provision herein to the contrary, the parties hereto understand and agree that the Prior Securityholders shall not be entitled to the rights set forth in
         Section 13 below.

                  e. The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities (including, without limitation, then exercisable warrants) which are, Registrable Securities. Because the Common Stock issuable upon exercise of the Class A Warrants already is included in such calculation, the Class A Warrants themselves shall not be counted in determining the number of "Registrable Securities then outstanding" for the purposes of any threshold calculations herein (to avoid double-counting the underlying shares of Common Stock). However, the Class A Warrants will continue to be Registrable Securities hereunder.

                  f. The term "Holder" means any holder of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering including, without limitation, the Placement Agent.

                  g. "SEC" means the Securities and Exchange Commission.


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                  2. Registration. To the extent there are any Registrable
Securities outstanding, the Company agrees that no later than 270 days after (x) the closing date of an initial underwritten public offering of the Common Stock by the Company registered under the Act or (y) the first date on which the Common Stock of the Company (or securities received in exchange for Common Stock of the Company) trades on a national securities exchange, on the National Association of Security Dealers, Inc. Automated Quotations System ("NASDAQ") or on the OTC Electronic Bulletin Board or in the "pink sheets", the Company shall file a shelf registration statement with respect to the Registrable Securities and shall use its best efforts to have such registration statement (the "Shelf Registration Statement") declared effective by the SEC provided, however, that each Holder shall provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. The Company represents, and the Holders hereby acknowledge, that the Company may file multiple registration statements in sequence or in parallel to the extent that the Company deems it advisable in order to enable the Company and the Holders to take advantage of the most favorable form of registration statement available (e.g. to replace a registration statement on Form S-1 with a registration statement on Form S-3). The offerings made pursuant to such registrations shall not be underwritten unless permitted by the Company.

                  3. Suspension of Sales. Notwithstanding Section 2 above, the Company shall be entitled to suspend all sales under the registration statement(s) prepared and filed pursuant to Section 2 for a reasonable period of time, (a) not in excess of two (2) periods of up to thirty (30) calendar days each during any twelve-month period in connection with a primary underwritten offering or offerings of the Company's equity securities, and (b) not in excess of thirty (30) days per circumstance or development, when the Company determines in good faith that offers and sales of Registrable Securities should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

                  4. Obligations of the Company. The Company shall (i) prepare and file with the SEC the shelf registration statement(s) in accordance with
Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement(s) to become effective by the applicable date and to keep such Registration Statements effective until the distribution contemplated thereby is complete or for such shorter period as designated in paragraph 12 below; (ii) prepare and file with the SEC such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to comply the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statements, (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus any amended or supplemented prospectus) in conformity with the requirements of the Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current, (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statements

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under the securities or blue sky laws of such jurisdictions as reasonably requested by any Holder (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such stock in such jurisdictions; (v) notify each Holder upon the happening of any event as a result of which the prospectus included in such registration statements, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vi) so long as the applicable registration statement remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vii) notify each Holder, promptly after it shall receive notice thereof, of the date and time the applicable registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify each Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (ix) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to its withdrawal if such stop order should be issued. In correction with any offering of Registrable Securities registered pursuant to this Agreement, other than Registrable Securities held by affiliates of the Company subject to the Company's insider trading policies in effect at such time, the Company shall (x) furnish each Holder, at the Company's expense, with unlegended certificates representing ownership of the shares of Registrable Securities being sold in such denominations as each Holder shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the shares of Registrable Securities being sold.

                  5. Availability of Form S-3. The Company represents that, whenever feasible, it will utilize Form S-3 to conduct the registration that is the subject of this Agreement, but that if Form S-3 (or a successor form) is not available for use by the Company, the Company shall file a registration statement on Form S-1, SB-2 or other form sufficient to satisfy its obligations under Section 2 hereof.

                  6. No Further Participation. The Company agrees that the registration rights granted hereunder are solely for the benefit of the Holders and that, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, the Company will not include any shares being sold for the account of the Company or any other party other than a Holder in any registration effected pursuant to this Agreement.


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         7, Expenses. The Company shall pay all of the out-of-pocket expenses incurred, other than underwriting or brokerage discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Agreement, including, without limitation, all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants, counsel to the Placement Agent and, if reasonably necessary, a single counsel for all other Holders.

         8. Indemnification. In the event of any offering registered pursuant to this Agreement:

                  a. The Company will indemnify each Holder, each of its officers, directors, employees and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act, or state securities laws, or common law, applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, employees and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable to any Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission contained in any of the above referenced documents, made in reliance upon and in conformity with written information furnished to the Company by such Holder in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

                  b. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, employees and officers and its legal counsel and Independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other Holder, its officers, directors, employees and persons controlling such Holder within the meaning of Section 15 of

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the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, employees, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder in an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall in no case exceed and shall, in all cases, be limited to an amount equal to the gross proceeds after expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

                  c. Each party entitled to indemnification under this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified
Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the Indemnifying Party's ability to defend against such claim or litigation is materially impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  d. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the


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
Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  e. The obligations of the Company and each Holder under this
Section 8 shall survive the completion of any offering of stock in a registration statement under this Agreement and otherwise.

         9. Reports Under Securities Exchange Act of 1934. The Company agrees to:

                  a. use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  b. furnish to each Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to the form of registration statement then evidencing a registration of the Registrable Securities.

         10. Assignment of Registration Rights. The registration rights pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of at least the lesser of (i) 25,000 shares of Registrable Securities (adjusted to reflect subsequent stock splits, stock dividends or recapitalization) or (ii) all of such Holder's Registrable Securities provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if (a) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under Rule 144 of the Act and (b) the transferee or assignee delivers to the Company and agreement to be bound by the terms of this Agreement. The foregoing share limitation shall not apply, however, to transfers by a Holder to shareholders, employees, partners (including limited partners) or retired partners of the Holder (including spouses and ancestors, lineal descendants and siblings of such partners or spouses, or trusts for their benefit, who acquire Registrable Securities by gift, will or intestate succession) if all such transferees or assignees agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Section 3.

         11. Amendment of Registration Rights. Holders of a majority of the Registrable Securities then outstanding may, with the consent of the Company, amend, waive or modify the registration rights granted hereunder.

         12. Termination. The registration rights set forth in this Agreement shall terminate with respect to a Holder at the earlier of such time as such Holder has completed the distribution


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described in the Shelf Registration Statement or at such time that the
Registrable Securities are no longer, by reason of Rule 144(k) under the Act, required to be registered for the sale thereof by such Holder.

         13. Right of First Offer. Subject to the terms and conditions specified in this Section 13, and subject to any limitations imposed by applicable laws governing the nature and extent of foreign investment in companies domiciled in the U.S., the Company hereby grants to each Holder, so long as such Holder holds at least 50,000 shares of Series F Preferred Stock (as subsequently adjusted for subsequent stock splits, stock dividends or recapitalization) (the "Rightholder"), a right of first offer with respect to future sales by the Company of its New Securities (as hereinafter defined). For purposes of this
Section 13, the term Rightholder includes any partners, shareholders or affiliates of the Rightholder. The Rightholder shall be entitled to apportion the right of first offer hereby granted among itself and its partners, shareholders and affiliates in such proportions as it deems appropriate.

                  a. In the event the Company proposes to issue New Securities, it shall give the Rightholder written notice (the "Notice") of its intention stating (i) a description of the New Securities it proposes to issue, (ii) the number of shares of New Securities it proposes to offer, (iii) the price per share at which, and other terms on which, it proposes to offer such New Securities and (iv) the number of shares that the Rightholder has the right to purchase under this Section 13, based on the Rightholder's Percentage (as defined in Section 13(d)(B)).

                  b. Within thirty (30) days after the Notice is given (in accordance with Section 14), the Rightholder may elect to purchase, at the price specified in the Notice, up to the number of shares of the New Securities proposed to be issued that the Rightholder has the right to purchase as specified in the Notice. An election to purchase shall be made in writing and must be given to the Company within such thirty (30) day period (in accordance with Section 14). The closing of the sale of New Securities by the Company to the participating Rightholder upon exercise of its rights under this Section 13 shall take place simultaneously with the closing of the sale of New Securities to third parties.

                  c. The Company shall have ninety (90) days after the last date on which the Rightholder's right of first offer lapsed to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five (45) days from the execution thereof) to sell the New Securities which the Rightholder did not elect to purchase under this Section 13, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Company has not entered into an agreement to sell the New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within forty-five days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rightholder in the manner provided in this Section 13.

                  d. (A) "New Securities" shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock, provided that



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
"New Securities" does not include: (i) the Placement and Advisory Warrants, the Units or the Common Stock issuable upon conversion or exercise of any securities issued as part of a Unit; (ii) securities issued pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Company owns not less than a majority of the voting power of such entity; (iii) shares, or options to purchase shares, of the Company's Common Stock and the shares of Common Stock issuable upon exercise of such options, issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for, the Company; (iv) shares of the Company's Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) Common Stock issued upon exercise of warrants, options or convertible securities if the issuance of such warrants, options or convertible securities was a result of the exercise of the right of first offer granted under this Section 13 or was subject to the right of first offer granted under this Section 13; (vi) capital stock or warrants or options for the purchase of shares of capital stock issued by the Company to a lender in connection with any loan or lease financing transaction; and (vii) securities sold to the public in an offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Act.

                  (B) The applicable "Percentage" for the Rightholder shall be the number of shares of New Securities calculated by dividing (i) the total number of shares of Common Stock owned by the Rightholder (assuming conversion of all shares of Preferred Stock) by (ii) the total number of shares of Common Stock outstanding at the time the Notice is given (assuming conversion of all shares of Preferred Stock and exercise of the warrant for the issuance of 1,300,000 shares originally issued to Hyline Laboratories, Inc. (the "Hyline Warrant")); provided that in no case may the number of shares of capital stock of the Company owned by the Rightholder equal or exceed 25.1% of the total number of outstanding shares of capital stock of the Company.

         e. The right of first offer granted under this Section 13 shall expire upon the earlier of (i) March 31, 1998, or (ii) following the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Act which results in aggregate gross cash proceeds to the Company in excess of $7,500,000 (as subsequently adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction).

         f. The right of first offer granted under this section may be assigned by the Rightholder to a transferee or assignee of the Rightholder's shares of the Company's stock acquiring the lesser of (i) at least 50,000 of the Rightholder's shares of the Company's Common Stock (treating all shares of Preferred Stock for this purpose as though converted into Common Stock) (equitably adjusted for any stock splits, subdivision stock dividends, changes, combinations or the like) or (ii) all of the Rightholder's remaining shares of the Company's stock. In the event that the Rightholder shall assign its right of first offer pursuant to this Section


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13 in connection with the transfer of less than all of its shares of the
Company's stock, the Rightholder shall also retain its right of first offer.

                  g. The terms of this Section 13 may only be amended upon the written consent of the Company and a majority-in-interest of the Rightholders.

         14. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by overnight, prepaid registered or certified mail, return receipt requested and addressed, if to the Company, to its principal offices, or if to a Holder, to the address for such Holder on the signature page hereto. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

         15. "Market Stand-Off" Agreement. Each Holder hereby agrees that during the 180-day period following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                  (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                  (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

        To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         16.      Miscellaneous.

                  a. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  b. Governing Law. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.



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
                  c. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  d. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

                  e. Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

                  f. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such nonbreaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occuring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any hoider, shall be cumulative and not alternative.

                  g. Waiver of Prior Rights. The Prior Securityholders, by executing and delivering a copy of this Agreement, in return for the registration rights granted to them pursuant to the Agreement hereby waive all rights that they may have with respect to the registration of the Company's securities held by them pursuant to Section 3 of the Company's Ninth Amended and Restated Rights Agreement dated May 1, 1996 and agree that their rights with respect to the registration of such securities shall be governed solely under this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Unit Investor
Rights Agreement as of            , 199 .
                      ------------     -

RIBOGENE, INC.

By:
   --------------------
Title:
      -----------------


HOLDERS:

Aperture Associations, L.P.
By: Horsley Bridge Partners, Inc.

/s/ N. Dan Reeve                        (Print or Type Full Name of Holder)
-----------------------------------
N. Dan Reeve, Managing Director &
Assistant Secretary
                                        By:
                                           --------------------------------
                                        Title:
                                              -----------------------------
                                                (if applicable)

Address: 505 Montgomery Street          Address:
        ------------------------                ---------------------------
        21st Floor
        ------------------------                ---------------------------
        San Francisco, CA 94111
        ------------------------                ---------------------------
Phone:  (415) 986-7733                  Phone:
        ------------------------                ---------------------------
Fax:    (415) 986-7744                  Fax:
        ------------------------                ---------------------------


                      SIGNATURE PAGE TO THE RIBOGENE, INC.
                         UNIT INVESTOR RIGHTS AGREEMENT


                                      -12-